Exhibit 99.1

Mesa Labs Acquires an Additional Dental Sterilizer Testing Business

Lakewood, Colorado, April 8, 2016 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of substantially all of the assets (other than cash and certain inventories and fixed assets) and certain liabilities of Autoclave Testing Services, Inc., a New York company and Autoclave Testing Supplies, Inc., a British Columbia company (collectively, “ATS”). ATS is in the business of supplying products and services for dental sterilizer testing in both the U.S. and Canada. The acquisition is expected to add approximately $1,250,000 to Mesa’s revenues and to be accretive to our diluted net income per share during the first twelve months.

The bulk of the ATS business involves testing of small table-top sterilizers in the U.S. dental industry under CDC and State guidelines, which generally require that each sterilizer is tested weekly using biological indicators (“BI’s”). In practice, for each sterilizer that a dental practice may have, ATS delivers a kit that contains sufficient BI’s for 52 weeks of testing. To conduct the test, the BI’s are processed through the sterilizer in the dental office and then mailed back to ATS for testing to determine if the sterilizer was working correctly. ATS also provides on-line access to test results, allowing the dentist to track the performance of each sterilizer.

In addition to the testing business, ATS distributes self-contained biological indicators (“SCBI”) to the dental market in Canada in those provinces that have implemented mandatory daily testing of sterilizers. In this situation, in-office testing using a SCBI is the only practical solution, as test results are available within 10 to 24 hours.

After a short transition period, Mesa will integrate the ATS business into its facilities in Markham, Ontario for the Canadian customers and Traverse City, Michigan for the U.S. customers.

“We are excited about the acquisition of ATS”, said John J. Sullivan, President and CEO of Mesa. “Mesa has a long history of manufacturing products used in dental sterilizer testing, and last year we significantly increased our direct sales into this market with the acquisition of the North Bay Bioscience business. The acquisition of ATS will increase Mesa’s dental testing business by approximately 30%, improving efficiency and profitability.”

“Mesa is a quality organization that will provide superior sterilizer testing services and products to our customers throughout North America” said Craig Walker, President of ATS.  “We are committed to working closely with Mesa to ensure a smooth transition with our dental partners and are confident that Mesa will continue our tradition of providing valuable solutions to assist our customers in meeting their sterilizer testing compliance obligations.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products and services, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into four divisions across eight physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, environmental air sampling and semiconductor industries. Our Biological Indicators Division manufactures and markets biological indicators and distributes chemical indicators used to assess the effectiveness of sterilization processes, including steam, hydrogen peroxide, ethylene oxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Continuous Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments. Our Cold Chain Division provides parameter monitoring of products in a cold chain, consulting services such as compliance monitoring, packaging development and validation or mapping of transport and storage containers, and thermal packaging products such as coolers, boxes, insulation materials and phase-change products to control temperature during transport.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "project," “anticipate,” "estimate," "intend," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2015, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com